Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williamslp.com
DATE: July 29, 2010

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds	Travis Campbell	Sharna Reingold	David Sullivan
(918) 573-3332	(918) 573-2944	(918) 573-2078	(918) 573-9360
Williams Partners L.P. Reports Second-Quarter 2010 Financial Results
•	Net Income is $225 Million, $0.66 per unit for 2Q 2010

•	Higher NGL Margins in Midstream Drive Improved 2Q Results

•	Gas Pipeline Delivers Stable Earnings, Cash Flow

•	New Midstream Growth: Increased Overland Pass Stake, Processing Expansion in Piceance

•	Quarterly Distribution Increased to $0.6725 per Unit

•	Guidance Updated

Summary Financial Information	2Q				YTD
Amounts in millions, except per-unit amounts.	2010		2009		2010		2009
(Unaudited)
Net income	$225		$215		$538		$398

Net income per common L.P. unit	$0.66		$0.48		$1.24		$0.84

Distributable cash flow (DCF) (1)	$316		$312		$732		$611
Less: Pre-partnership DCF (2)	—		(281)		(143)		(550)

DCF attributable to partnership operations	$316		$31		$589		$61

Cash distribution coverage ratio (1)	1.43	x	0.92	x	1.57	x	0.90	x

(1)	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

(2)	For 2010, this amount represents DCF for the contributed assets for January 2010 as the partnership received cash flows from the contributed assets beginning Feb. 1, 2010. For 2009, this amount represents all of the DCF for the contributed assets since this entire period was prior to the receipt of cash flows from the contributed assets.
TULSA, Okla. — Williams Partners L.P. (NYSE: WPZ) today announced unaudited second-quarter 2010 net income of $225 million, compared with second-quarter 2009 net income of $215 million. Net income per common limited-partner unit for second-quarter 2010 was $0.66, compared with $0.48 per unit for second-quarter 2009.

Williams Partners L.P. (NYSE: WPZ)	2Q 2010 Financial Results — July 29, 2010	Page 1 of 11

Year-to-date through June 30, Williams Partners reported net income of $538 million, compared with $398 million for the same period in 2009. Net income per common LP unit for the first half of the year was $1.24, compared with $0.84 per unit in the first half of 2009.
Higher natural gas liquid (NGL) margins in the midstream business drove the increase in net income for the second-quarter and year-to-date periods. Results from the gas pipeline business were steady as expected in both periods. There is a more detailed discussion of the midstream and gas pipeline business results in the business segment performance section below. Higher interest expense associated with the asset contribution transactions with Williams (NYSE: WMB), which closed in the first quarter, substantially offset the improved operating results in the midstream business in the second quarter.
The results throughout this release have been recast to reflect the first-quarter 2010 asset contribution transactions.
In the recasting of the partnership’s net income, all of the contributed assets’ net income occurring prior to the closing date was allocated to Williams.
Asset Contributions Continue to Drive Substantial Increases in Distributable Cash Flow
For second-quarter 2010, Williams Partners’ distributable cash flow attributable to partnership operations was $316 million, compared with $31 million for second-quarter 2009. Year-to-date through June 30, DCF attributable to partnership operations was $589 million, compared with $61 million for the same period in 2009.
The continued substantial increases in DCF attributable to partnership operations are due to the growth of the partnership via the first-quarter 2010 asset contribution transactions.
Partnership to Increase Ownership in Overland Pass, Plans New Cryogenic Processing Facility in Colorado
Last week Williams Partners announced that it had notified ONEOK Partners, L.P. (NYSE: OKS) that it is exercising its option to increase its ownership of Overland Pass Pipeline Company, LLC to 50 percent. Williams Partners currently owns 1 percent of the joint venture, while ONEOK Partners owns the remaining 99 percent.
The previously announced option price is estimated to be approximately $425 million. Subject to regulatory approvals, Williams Partners expects to close the transaction in the third quarter with an effective date of June 30, 2010. Williams Partners plans to fund the purchase price with a combination of cash on hand and/or borrowings from its existing credit facility.

Williams Partners L.P. (NYSE: WPZ)	2Q 2010 Financial Results — July 29, 2010	Page 2 of 11

The Overland Pass Pipeline includes a 760-mile NGL pipeline from Opal, Wyo., to the Mid-Continent NGL market center in Conway, Kan., along with 150- and 125-mile extensions into the Piceance and Denver-Joules Basins in Colorado, respectively. Williams Partners’ equity NGL volumes from its two Wyoming plants and its Willow Creek facility in Colorado are dedicated for transport on Overland Pass Pipeline under a long-term shipping agreement.
Williams Partners is also planning a significant expansion of its cryogenic processing capacity in the Piceance Basin. The partnership intends to pursue construction of a 450 MMcf/d cryogenic gas processing facility to be located at the Williams Parachute, Colo., complex. The new facility will be capable of recovering up to 25,000 barrels per day of NGLs. The new Parachute facility is expected to be in service in 2013 and will process Williams’ natural gas production in the Piceance Basin, which currently exceeds the processing capacity at Williams Partners’ Willow Creek facility. The proposed expansion of the Parachute plant is subject to certain final approvals.
CEO Perspective
“Williams Partners continued its strong 2010 performance in the second quarter, as higher NGL margins in the midstream business drove our improved operating results,” said Steve Malcolm, chief executive officer of the general partner of Williams Partners. “We increased our distribution for the second consecutive quarter and our cash distribution coverage ratio remained robust at 1.43x.
“We are also taking advantage of the size and scope of Williams Partners in seizing strategic growth opportunities, such as increasing our stake in Overland Pass and the new cryogenic processing facility at the Parachute plant,” Malcolm said.
“In addition to these growth projects, we continue to be actively engaged in many business development opportunities.”
Earnings Guidance Updated, Capital Expenditure Guidance Increased
The chart below shows Williams Partners’ 2010-12 commodity price assumptions and the related outlook for its financial results for 2010-12. Earnings guidance for 2010 has been updated to reflect lower expected NGL margins and the delay in the startup of Perdido Norte. Earnings guidance for 2011-12 is unchanged from previous guidance.

Williams Partners L.P. (NYSE: WPZ)	2Q 2010 Financial Results — July 29, 2010	Page 3 of 11

Capital expenditure guidance has been increased for 2010-11 to reflect the partnership’s acquisition of the Overland Pass interest and its planned expansion project at the Parachute gas processing facility.
While these new investments will be contributing profitability during the 2010-12 guidance period, the positive earnings effect will be most significant after 2012. During the guidance period, the partnership expects that profitability from the new investments will be largely offset by other factors, including the projected negative effect of a six-month moratorium on deepwater drilling and delays in the startup of Perdido Norte.

Williams Partners L.P. (NYSE: WPZ)	2Q 2010 Financial Results — July 29, 2010	Page 4 of 11

Commodity Price Assumptions and
Average NGL Margins	2010						2011						2012
As of July 29, 2010	Low		Mid		High		Low		Mid		High		Low		Mid		High

Natural Gas ($/MMBtu):
NYMEX	$4.00		$4.50		$5.00		$4.50		$5.50		$6.50		$4.80		$5.95		$7.10
Rockies	$3.75		$4.20		$4.65		$4.25		$5.20		$6.15		$4.50		$5.60		$6.70
San Juan	$3.85		$4.35		$4.85		$4.35		$5.30		$6.25		$4.65		$5.75		$6.85

Oil / NGL:
Crude Oil — WTI ($ per barrel)	$70		$77.50		$85		$71		$86		$101		$72		$87		$102
Crude to Gas Ratio	17.0	x	17.3	x	17.5	x	15.5	x	15.7	x	15.8	x	14.4	x	14.7	x	15.0	x
NGL to Crude Oil Relationship (1)	54%		54%		54%		53%		54%		55%		52%		54%		55%

Average NGL Margins ($ per gallon)	$0.50		$0.58		$0.65		$0.51		$0.65		$0.78		$0.47		$0.60		$0.72

Williams Partners Guidance

Amounts are in millions except coverage ratio.
	Low		Mid		High		Low		Mid		High		Low		Mid		High

DCF attributable to partnership ops. (2) (3)	$1,025		$1,150		$1,275		$1,200		$1,438		$1,675		$1,300		$1,525		$1,750

Total Cash Distribution (3)	$846		$846		$846		TBD		TBD		TBD		TBD		TBD		TBD

Cash Distribution Coverage Ratio (2) (3)	1.2	x	1.4	x	1.5	x	1.3	x	1.5	x	1.8	x	1.4	x	1.6	x	1.8	x

Recurring Segment Profit:
Gas Pipeline	$610		$635		$660		$650		$670		$690		$700		$720		$740
Midstream	775		888		1,000		800		1,025		1,250		825		1,050		1,275

Total Recurring Segment Profit (2)	$1,385		$1,523		$1,660		$1,450		$1,695		$1,940		$1,525		$1,770		$2,015

Recurring Segment Profit + DD&A:
Gas Pipeline	$950		$985		$1,020		$1,000		$1,030		$1,060		$1,060		$1,090		$1,120
Midstream	990		1,113		1,235		1,035		1,270		1,505		1,060		1,295		1,530

Total Recurring Segment Profit + DD&A	$1,940		$2,098		$2,255		$2,035		$2,300		$2,565		$2,120		$2,385		$2,650

Capital Expenditures:
Maintenance	$315		$335		$355		$355		$390		$425		$310		$370		$430
Growth	1,095		1,210		1,325		475		615		755		495		610		725

Total Capital Expenditures	$1,410		$1,545		$1,680		$830		$1,005		$1,180		$805		$980		$1,155

(1)	This is calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.

(2)	Distributable Cash Flow, Cash Distribution Coverage Ratio and Recurring Segment Profit are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release. Also, the Cash Distribution Coverage ratio in the chart for 2011-12 is based on the Cash Distribution per LP unit level for 2Q 2010 of $0.6725 per quarter.

(3)	For 2010, this amount includes distributable cash flow and total cash distributions for the contributed assets for the period Feb. 1 through Dec. 31. These numbers also assume cash distributions at the current per-unit level.

Williams Partners L.P. (NYSE: WPZ)	2Q 2010 Financial Results — July 29, 2010	Page 5 of 11

Business Segment Performance
Williams Partners’ operations are reported through two business segments, Gas Pipeline and Midstream Gas & Liquids.
Gas Pipeline includes the partnership’s interstate natural gas pipelines and pipeline joint venture investments. Gas Pipeline also includes the partnership’s ownership interest in Williams Pipeline Partners L.P. (NYSE: WMZ), a gas-pipeline focused master limited partnership formed in 2007. Midstream Gas & Liquids includes the partnership’s natural gas gathering, treating and processing business and is comprised of several wholly-owned and partially-owned subsidiaries.

Consolidated Segment Profit	2Q		YTD
Amounts in millions	2010	2009	2010	2009
Gas Pipeline	$148	$155	$317	$327
Midstream Gas & Liquids	198	130	443	210

Total Segment Profit	$346	$285	$760	$537

Non-recurring items	(16)		(21)	1

Recurring Segment Profit*	$330	$285	$739	$538

*	A schedule reconciling segment profit to recurring segment profit is attached to this press release.
Gas Pipeline
Williams Partners owns interests in three major interstate natural gas pipeline systems — Transco, Northwest Pipeline and Gulfstream. Transco and Northwest Pipeline have a combined total annual throughput of approximately 2,700 trillion British Thermal Units of natural gas, which is approximately 12 percent of the natural gas consumed in the United States. Combined peak-day delivery capacity is approximately 12 billion cubic feet per day.
Gas Pipeline reported segment profit of $148 million for second-quarter 2010, compared with $155 million for second-quarter 2009.
For the first six months of 2010, Gas Pipeline reported segment profit of $317 million, compared with $327 million for the first six months of 2009.
The slight declines in segment profit during second-quarter and year-to-date 2010 periods were due to decreases in other service revenues, partially offset by an increase in transportation revenues from expansion projects placed into service during 2009.

Williams Partners L.P. (NYSE: WPZ)	2Q 2010 Financial Results — July 29, 2010	Page 6 of 11

The gas pipeline business has a significant portfolio of expansion projects to expand its services to key markets over the next several years. Among those are the Mobile Bay South and 85 North expansions, which were recently placed into service. The Sundance Trail expansion is also expected to be placed into service during 2010.
The Mobile Bay South expansion includes a new compression facility in Alabama allowing natural gas pipeline transportation service to various southbound delivery points. The cost of the project is estimated to be $34 million. The expansion was placed into service in May 2010, increasing capacity by 253 Mdt/d.
The 85 North project is an expansion of the partnership’s existing natural gas transmission system from Alabama to various delivery points as far north as North Carolina. The cost of the project is estimated to be $241 million. Phase I was placed into service in July 2010 and increased capacity by 90 Mdt/d. A second phase is expected to be placed into service in 2011 and will increase capacity by an additional 218 Mdt/d.
Sundance Trail includes approximately 16 miles of 30-inch pipeline between the partnership’s existing compressor stations in Wyoming. The project also includes an upgrade to an existing compressor station and is estimated to cost approximately $60 million. The estimated in-service date is November 2010 and will increase capacity by 150 Mdt/d.
Midstream Gas & Liquids
Midstream provides natural gas gathering, treating, and processing; deepwater production handling and oil transportation; and NGL fractionation and storage services.
The business reported segment profit of $198 million for second-quarter 2010, compared with segment profit of $130 million for second-quarter 2009.
The 52-percent increase in segment profit during second-quarter 2010 is primarily the result of higher per-unit NGL margins compared with the recession-driven, low NGL margins in second-quarter 2009. Higher average NGL prices, partially offset by higher natural gas prices, drove the increase in per-unit NGL margins.
Year-to-date through June 30, Midstream reported segment profit of $443 million, compared with $210 million for the same period in 2009.

Williams Partners L.P. (NYSE: WPZ)	2Q 2010 Financial Results — July 29, 2010	Page 7 of 11

The significant increase in year-to-date segment profit is due to much higher per-unit NGL margins in 2010 compared with 2009. Average per-unit NGL margins for the first six months of 2010 were $0.57 per gallon — more than double the average per-unit NGL margin of $0.27 per gallon for the same period in 2009.

NGL Margin Trend	2009				2010
	1Q	2Q	3Q	4Q	1Q	2Q
NGL margins (millions)	$58	$103	$142	$169	$193	$166

NGL equity volumes (gallons in millions)	292	297	317	314	332	302

Per-unit NGL margins ($/gallon)	$0.20	$0.35	$0.45	$0.54	$0.58	$0.55
The decline in NGL margins from the first quarter to second quarter of 2010 is due primarily to lower equity sales volumes and lower NGL prices, partially offset by lower per-unit gas prices. Equity sales volumes declined 9 percent in the same period, including the effects of timing of inventory sales, while total NGL production volumes declined 3 percent, including the effects of certain deepwater well shut-ins.
Fee-based revenues at the Willow Creek plant, which began processing Williams’ natural gas production in the Piceance Basin in third-quarter 2009, are also higher for the first six months of 2010. This increase is partially offset by lower deepwater gathering and transportation volumes.
In addition to those mentioned earlier in this news release, the midstream business continues to make progress on a number of organic expansion projects during 2010 and to pursue certain expansion and growth opportunities in its onshore and Gulf of Mexico businesses.
Progress continues on Williams Partners’ major expansion projects including additional processing and NGL production facilities at the Echo Springs facility and related gathering system expansions in the Wamsutter area of Wyoming; a gas gathering pipeline in the Marcellus Shale region and additions to the gathering system infrastructure within the partnership’s Laurel Mountain Midstream joint venture.
Definitions of Non-GAAP Financial Measures
This press release includes certain financial measures, Recurring Segment Profit and Distributable Cash Flow that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Williams Partners L.P. (NYSE: WPZ)	2Q 2010 Financial Results — July 29, 2010	Page 8 of 11

For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation, amortization and accretion and cash distributions from our equity investments less our earnings from our equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under an omnibus agreement with Williams and certain non-cash, non-recurring items. Total Distributable Cash Flow is reduced by any amounts associated with operations, which occurred prior to our ownership of the underlying assets to arrive at Distributable Cash Flow attributable to partnership operations.
For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.
This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.
Today’s Analyst Call
Management will discuss the second-quarter results and outlook during a live webcast beginning at 11 a.m. EDT today. Participants are encouraged to access the webcast and slides for viewing, downloading and printing at www.williamslp.com.
A limited number of phone lines also will be available at (888) 634-7543. International callers should dial (719) 325-2269. Replays of the second-quarter webcast in both streaming and downloadable podcast formats will be available for two weeks following the event at www.williamslp.com.

Williams Partners L.P. (NYSE: WPZ)	2Q 2010 Financial Results — July 29, 2010	Page 9 of 11

Form 10-Q
The partnership plans to file its Form 10-Q with the Securities and Exchange Commission today. The document will be available on both the SEC and Williams Partners web sites.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 12 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 84 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 or http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 to join our email list.
# # #
Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:
•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of cash distributions to unitholders;

•	Seasonality of certain business segments; and

•	Natural gas and natural gas liquids prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•	Whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies (including the uncertainties inherent in assessing and estimating future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

Williams Partners L.P. (NYSE: WPZ)	2Q 2010 Financial Results — July 29, 2010	Page 10 of 11

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation and/or potential additional regulation of drilling and completion of wells), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risks of our customers;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 25, 2010, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.

Williams Partners L.P. (NYSE: WPZ)	2Q 2010 Financial Results — July 29, 2010	Page 11 of 11

Financial Highlights and Operating Statistics
(UNAUDITED)
Final
June 30, 2010

(UNAUDITED)
     This press release includes certain financial measures, Recurring Segment Profit and Distributable Cash Flow, that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation, amortization and accretion and cash distributions from our equity investments less our earnings from equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under an omnibus agreement with Williams and certain non-cash, non-recurring items. Total Distributable Cash Flow is reduced by any amounts associated with operations, which occurred prior to our ownership of the underlying assets to arrive at Distributable Cash Flow attributable to partnership operations.
     For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2009 (a)					2010
(Millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	Year

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$183	$215	$279	$354	$1,031	$313	$225	$538
Depreciation and amortization	131	131	133	136	531	134	134	268

Non-cash amortization of debt issuance costs included in interest expense	2	3	2	3	10	4	5	9
Equity earnings from investments	(5)	(16)	(30)	(30)	(81)	(26)	(27)	(53)
Distributions to noncontrolling interests	(6)	(6)	(6)	(6)	(24)	(6)	(6)	(12)
Gain on sale of assets	—	—	—	(40)	(40)	—	—	—
Involuntary conversion gain resulting from Ignacio fire	1	—	(5)	—	(4)	—	(4)	(4)
Involuntary conversion gain resulting from Hurricane Ike	—	—	—	—	—	—	(7)	(7)

Reimbursements (payments) from/(to) Williams under omnibus agreement	—	1	1	—	2	—	(1)	(1)
Maintenance capital expenditures	(15)	(31)	(103)	(109)	(258)	(32)	(46)	(78)

Distributable Cash Flow excluding equity investments	291	297	271	308	1,167	387	273	660
Plus: Equity investments cash distributions to Williams Partners L.P.	8	15	27	37	87	29	43	72

Distributable Cash Flow	299	312	298	345	1,254	416	316	732
Less: Pre-partnership Distributable Cash Flow	269	281	236	277	1,063	143	—	143

Distributable cash flow attributable to partnership operations	$30	$31	$62	$68	$191	$273	$316	$589

Total cash distributed:	$34	$34	$34	$34	$137	$155	$221	$376

Coverage ratios:

Distributable cash flow attributable to partnership operations divided by Total cash distributed	0.88	0.92	1.80	1.97	1.39	1.76	1.43	1.57

Net income divided by Total cash distributed	5.35	6.32	8.16	10.35	7.55	2.02	1.02	1.43

(a)	Amounts reported above for 2009 have been recast to reflect the impact of the February 2010 dropdown of certain assets from The Williams Companies to Williams Partners L.P.

Reconciliation of GAAP “Segment Profit” to Non-GAAP “Recurring Segment Profit”
(UNAUDITED)

	2009*					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Gas Pipeline	$172	$155	$148	$160	$635	$169	$148	$317
Midstream Gas & Liquids	80	130	199	264	673	245	198	443

Segment Profit	$252	$285	$347	$424	$1,308	$414	$346	$760

Nonrecurring items:

Gas Pipeline
Unclaimed property assessment accrual — TGPL	—	—	—	3	3	—	(1)	(1)
Unclaimed property assessment accrual — NWP	—	—	—	1	1	—	(1)	(1)
Gain on sale of base gas from Hester storage field	—	—	—	—	—	(5)	(3)	(8)

Total Gas Pipeline nonrecurring items	—	—	—	4	4	(5)	(5)	(10)

Midstream Gas & Liquids
Involuntary conversion gain related to Ignacio	1	—	(5)	—	(4)	—	(4)	(4)
Involuntary conversion gain related to Hurricane Ike	—	—	—	—	—	—	(7)	(7)
Gain on sale of Cameron Meadows	—	—	—	(40)	(40)	—	—	—
Restructuring transaction costs	—	—	—	1	1	—	—	—

Total Midstream Gas & Liquids nonrecurring items	1	—	(5)	(39)	(43)	—	(11)	(11)

Total nonrecurring items included in segment profit	1	—	(5)	(35)	(39)	(5)	(16)	(21)

Recurring segment profit	$253	$285	$342	$389	$1,269	$409	$330	$739

*	Amounts reported above for 2009 have been recast to reflect the impact of the February 2010 dropdown of certain assets from The Williams Companies to Williams Partners L.P.

\

Williams Partners L.P.
(UNAUDITED)

	Full Year Forecasted 2010			Full Year Forecasted 2011			Full Year Forecasted 2012
(Millions)	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reconciliation of Non-GAAP “Distributable Cash Flow attributable to partnership operations” to GAAP “Net income”

Net income	$925	$1,063	$1,200	$940	$1,195	$1,450	$1,025	$1,288	$1,550
Depreciation and amortization	555	575	595	585	605	625	595	615	635
Other	(140)	(153)	(165)	30	28	25	(10)	(8)	(5)
Maintenance capital expenditures	(315)	(335)	(355)	(355)	(390)	(425)	(310)	(370)	(430)

Distributable cash flow attributable to partnership operations	$1,025	$1,150	$1,275	$1,200	$1,438	$1,675	$1,300	$1,525	$1,750

Total cash to be distributed	$846	$846	$846	TBD	TBD	TBD	TBD	TBD	TBD

Coverage ratios:

Distributable cash flow attributable to partnership operations divided by Total cash distributed *	1.2	1.4	1.5	1.3	1.5	1.8	1.4	1.6	1.8

Net income divided by Total cash distributed *	1.1	1.3	1.4	1.0	1.3	1.5	1.1	1.4	1.6

* Calculations based on announced current 2010 cash distribution amount of $.6725/per unit.

Reconciliation of Non-GAAP “Recurring Segment Profit” to GAAP “Segment Profit”

Segment Profit:
Midstream	$786	$899	$1,011	$800	$1,025	$1,250	$825	$1,050	$1,275
Gas Pipeline	620	645	670	650	670	690	700	720	740

Total Segment Profit	1,406	1,544	1,681	1,450	1,695	1,940	1,525	1,770	2,015
Nonrecurring items:
Gas Pipeline — Gain on sale of Hester gas	(8)	(8)	(8)	—	—	—	—	—	—
Gas Pipeline — Unclaimed property assessment accrual	(2)	(2)	(2)	—	—	—	—	—	—
Midstream — Involuntary conversion gain related to Ignacio	(4)	(4)	(4)	—	—	—	—	—	—
Midstream — Involuntary conversion gain related to Hurricane Ike	(7)	(7)	(7)	—	—	—	—	—	—

Recurring segment profit	$1,385	$1,523	$1,660	$1,450	$1,695	$1,940	$1,525	$1,770	$2,015

Consolidated Statement of Income
(UNAUDITED)

	2009*					2010
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Revenues:
Gas Pipeline	$401	$421	$380	$389	$1,591	$407	$380	$787
Midstream Gas & Liquids	558	663	802	905	2,928	1,051	987	2,038
Intercompany eliminations	(2)	(3)	(1)	(1)	(7)	—	—	—

Total revenues	957	1,081	1,181	1,293	4,512	1,458	1,367	2,825

Segment costs and expenses:
Costs and operating expenses	643	738	793	857	3,031	1,014	987	2,001
Selling, general and administrative expenses	70	71	72	76	289	59	68	127
Other (income) expense — net	(3)	3	(1)	(34)	(35)	(3)	(7)	(10)

Segment costs and expenses	710	812	864	899	3,285	1,070	1,048	2,118
General corporate expenses	25	26	26	28	105	34	28	62

Operating income:
Gas Pipeline	164	147	138	151	600	160	138	298
Midstream Gas & Liquids	83	122	179	243	627	228	181	409
General corporate expenses	(25)	(26)	(26)	(28)	(105)	(34)	(28)	(62)

Total operating income	222	243	291	366	1,122	354	291	645

Equity earnings	5	16	30	30	81	26	27	53
Interest accrued — third party	(51)	(51)	(51)	(52)	(205)	(81)	(101)	(182)
Interest accrued — affiliate	(14)	(16)	(9)	(13)	(52)	—	(1)	(1)
Interest capitalized	14	17	10	15	56	12	7	19
Interest income	5	6	5	4	20	3	—	3
Other income (expense) — net	3	2	4	4	13	(1)	2	1

Income before income taxes	184	217	280	354	1,035	313	225	538
Provision for income taxes	1	2	1	—	4	—	—	—

Net income	183	215	279	354	1,031	313	$225	$538
Less: Net income attributable to noncontrolling interests	7	6	7	7	27	6	5	11

Net income attributable to controlling interests	$176	$209	$272	$347	$1,004	$307	$220	$527

Allocation of net income for calculation of earnings per common unit:
Net income attributable to controlling interests	$176	$209	$272	$347	$1,004	$307	$220	$527
Allcation of net income to general partner and Class C units	157	183	217	295	852	275	50	335

Allocation of net income to common units	$19	$26	$55	$52	$152	$32	$170	$192

Net income, per common unit	$0.36	$0.48	$1.04	$0.99	$2.88	$0.61	$0.66	$1.24

Weighted-average number of common units outstanding**	52,777,452	52,777,452	52,777,452	52,777,452	52,777,452	52,777,452	255,777,452	154,838,225

*	Amounts reported above for 2009 have been recast to reflect the impact of the February 2010 dropdown of certain assets from The Williams Companies to Williams Partners L.P.

**	The calculation of second quarter and year-to-date 2010 weighted average common units consider Class C units as common units for the entire second quarter.

Gas Pipeline
(UNAUDITED)

	2009*					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Revenues:
Northwest Pipeline	$112	$107	$107	$108	$434	$106	$103	$209
Transcontinental Gas Pipe Line	290	312	274	282	1,158	300	278	578
Other	(1)	2	(1)	(1)	(1)	1	(1)	—

Total revenues	401	421	380	389	1,591	407	380	787

Segment costs and expenses:
Costs and operating expenses	196	231	197	191	815	212	199	411
Selling, general and administrative expenses	42	39	41	42	164	33	39	72
Other (income) expense — net	(1)	4	4	5	12	2	4	6

Total segment costs and expenses	237	274	242	238	991	247	242	489

Equity earnings	8	8	10	9	35	9	10	19

Reported segment profit:
Northwest Pipeline	58	51	55	56	220	54	50	104
Transcontinental Gas Pipe Line	107	98	88	96	389	108	91	199
Other	7	6	5	8	26	7	7	14

Total reported segment profit	172	155	148	160	635	169	148	317

Nonrecurring adjustments:
Northwest Pipeline	—	—	—	1	1	—	(1)	(1)
Transcontinental Gas Pipe Line	—	—	—	3	3	(5)	(4)	(9)

Total nonrecurring adjustments	—	—	—	4	4	(5)	(5)	(10)

Recurring segment profit:
Northwest Pipeline	58	51	55	57	221	54	49	103
Transcontinental Gas Pipe Line	107	98	88	99	392	103	87	190
Other	7	6	5	8	26	7	7	14

Total recurring segment profit	$172	$155	$148	$164	$639	$164	$143	$307

Operating statistics

Northwest Pipeline
Throughput (TBtu)	224.0	172.9	165.7	205.9	768.5	179.4	156.5	335.9
Average daily transportation volumes (TBtu)	2.5	1.9	1.8	2.2	2.1	2.0	1.7	1.9
Average daily firm reserved capacity (TBtu)	2.6	2.6	2.6	2.7	2.7	2.8	2.8	2.8

Transcontinental Gas Pipe Line
Throughput (TBtu)	549.7	420.8	443.4	487.5	1,901.4	586.1	459.6	1,045.7
Average daily transportation volumes (TBtu)	6.1	4.6	4.8	5.3	5.2	6.5	5.1	5.8
Average daily firm reserved capacity (TBtu)	7.0	6.6	6.7	6.9	6.8	7.0	6.9	7.0

*	Amounts reported above for 2009 have been recast to reflect the impact of the February 2010 dropdown of certain assets from The Williams Companies to Williams Partners L.P.

Midstream Gas & Liquids
(UNAUDITED)

	2009*					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Revenues:
Gathering & processing	$107	$106	$121	$129	$463	$117	$119	$236
NGL sales from gas processing	150	172	217	268	807	338	272	610
Production handling and transportation	31	31	33	28	123	29	26	55
Marketing sales	449	558	720	829	2,556	999	897	1,896
Other revenues	37	37	35	39	148	43	42	85

	774	904	1,126	1,293	4,097	1,526	1,356	2,882
Intrasegment eliminations	(216)	(241)	(324)	(388)	(1,169)	(475)	(369)	(844)

Total revenues	558	663	802	905	2,928	1,051	987	2,038

Segment costs and expenses:
NGL cost of goods sold	92	69	75	99	335	145	106	251
Marketing cost of goods sold	444	542	714	811	2,511	997	902	1,899
Other cost of goods sold	7	5	5	9	26	10	7	17
Operating costs	124	134	125	136	519	125	142	267
Other
Selling, general and administrative expenses	28	32	31	35	126	26	29	55
Other (income) expense — net	(4)	—	(3)	(40)	(47)	(5)	(11)	(16)
Intrasegment eliminations	(216)	(241)	(324)	(388)	(1,169)	(475)	(369)	(844)

Total segment costs and expenses	475	541	623	662	2,301	823	806	1,629

Equity earnings	(3)	8	20	21	46	17	17	34

Reported segment profit	80	130	199	264	673	245	198	443
Nonrecurring adjustments	1	—	(5)	(39)	(43)	—	(11)	(11)

Recurring segment profit	$81	$130	$194	$225	$630	$245	$187	$432

Operating statistics

Gathering and Processing
Gathering volumes (TBtu)	252	251	277	288	1,068	272	272	544
Plant inlet natural gas volumes (Tbtu)	318	308	352	364	1,342	360	352	712
NGL equity sales (million gallons) **	292	297	317	314	1,220	332	302	634
NGL margin ($/gallon)	$0.20	$0.35	$0.45	$0.54	$0.39	$0.58	$0.55	$0.57
NGL production (million gallons) **	579	590	657	683	2,509	671	653	1,324

Discovery Producer Services L.L.C. (equity investment) — 100%
NGL equity sales (million gallons)	12	25	30	27	94	30	28	58
NGL production (million gallons)	30	56	79	85	250	89	84	173

Laurel Mountain Midstream, LLC (equity investment) — 100%
Gathering volumes (Tbtu)	—	3	9	10	22	9	10	19

*	Amounts reported above for 2009 have been recast to reflect the impact of the February 2010 dropdown of certain assets from The Williams Companies to Williams Partners L.P.

**	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Capital Expenditures and Investments
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Capital expenditures:

Gas Pipeline:
Northwest Pipeline	9	36	58	50	153	10	24	34
Transcontinental Gas Pipe Line	22	45	94	142	303	56	83	139

Total	31	81	152	192	456	66	107	173
Midstream Gas & Liquids	128	136	96	71	431	56	110	166

Total*	$159	$217	$248	$263	$887	$122	$217	$339

Purchase of investments:

Gas Pipeline	5	3	1	2	11	1	—	1
Midstream Gas & Liquids	3	112	(1)	6	120	8	6	14

Total	$8	$115	$—	$8	$131	$9	$6	$15

Summary:

Gas Pipeline	36	84	153	194	467	67	107	174
Midstream Gas & Liquids	131	248	95	77	551	64	116	180

Total	$167	$332	$248	$271	$1,018	$131	$223	$354

Cumulative summary:

Gas Pipeline	36	120	273	467	467	67	174	174
Midstream Gas & Liquids	131	379	474	551	551	64	180	180

Total	$167	$499	$747	$1,018	$1,018	$131	$354	$354

Capital expenditures incurred and purchase of investments
Increases to property, plant and equipment	$155	$202	$305	$294	$956	$105	$177	$282
Purchase of investments	8	115	—	8	131	9	6	15

Total	$163	$317	$305	$302	$1,087	$114	$183	$297

Increases to property, plant and equipment	$155	$202	$305	$294	$956	$105	$177	$282
Changes in related accounts payable and accrued liabilities	4	15	(57)	(31)	(69)	17	40	57

Capital expenditures	$159	$217	$248	$263	$887	$122	$217	$339

Depreciation and Amortization
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Depreciation and amortization:
Gas Pipeline:
Northwest Pipeline	21	21	22	22	86	22	22	44
Transcontinental Gas Pipe Line	61	61	62	64	248	63	62	125
Other	—	1	(1)	—	—	—	—	—

Total	82	83	83	86	334	85	84	169
Midstream Gas & Liquids	48	48	50	51	197	49	50	99

Total	$130	$131	$133	$137	$531	$134	$134	$268